EXHIBIT (4)(r)




                  SECURITIES RESOLUTION NO. 1
                              OF
             THE EMPIRE DISTRICT ELECTRIC COMPANY

          I, Janet S. Watson, Secretary-Treasurer of The Empire District Electric Company (the "Company"), do hereby certify that the attached is a true and correct copy of Securities Resolution No. 1 duly adopted by the President and Vice President - Finance of the Company pursuant to authorization delegated to them by the Board of Directors of the Company at a meeting called and held on October 28, 1999; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of THE EMPIRE DISTRICT ELECTRIC
COMPANY this 16th day of November, 1999.



                              By: /s/ Janet S. Watson
                                  Name:  Janet S. Watson
                                  Title:  Secretary-Treasurer


[CORPORATE SEAL]

                  7.70% Senior Notes Due 2004

                  SECURITIES RESOLUTION NO. 1
                              OF
             THE EMPIRE DISTRICT ELECTRIC COMPANY

          The actions described below are taken by the President and Vice President - Finance of THE EMPIRE DISTRICT ELECTRIC COMPANY (the "Company"), pursuant to Board (as such term is defined in the Indenture referred to below) delegation, in accordance with resolutions adopted by the Board of the Company on October 28, 1999, and Section 2.01 of the Indenture dated September 10, 1999 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

          RESOLVED, that a new series of Securities is authorized as follows:

          1.   The title of the series is 7.70% Senior Notes Due 2004
               (the "Notes").

          2.   The form of the Notes shall be substantially in form of
               Exhibit 1 hereto.

          3.   The Notes shall have the terms set forth in Exhibit 1.

          4.   The Notes shall have such other terms as are set forth in
               Exhibit 2 hereto.

          5. The Notes shall be sold to the underwriters named in the prospectus supplement dated November 16, 1999 on the following terms:

                    Price to Public:    99.818%
                    Underwriting Discount:     0.600%

          This Securities Resolution shall be effective as of November 16, 1999.


                              /s/ Myron W. McKinney
                                   _______________
                              Name:  Myron W. McKinney
                              Title: President and Chief Executive Officer


                              /s/ Robert B. Fancher
                                   __________________
                              Name:  Robert B. Fancher
                              Title: Vice President - Finance

                                                      EXHIBIT 1

                                              CUSIP 291641 AV 0
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.                                              $100,000,000

             THE EMPIRE DISTRICT ELECTRIC COMPANY
                  7.70% Senior Notes Due 2004

THE EMPIRE DISTRICT ELECTRIC COMPANY
promises to pay to Cede & Co.

or registered assigns
the principal sum of One Hundred Million Dollars on November 15, 2004

Interest Payment Dates:  May 15 and November 15
                Record Dates:  May 1 and November 1

                                   Dated:  November 19, 1999

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
Transfer Agent and Paying Agent

                              THE EMPIRE DISTRICT ELECTRIC COMPANY

                              By:
                                   [Title of Authorized
                              Officer]


                              By:
                                   [Title of the Authorized
                              Officer]

                            (SEAL)

Authenticated:
NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
Registrar

By:  _____________________________
     Authorized Signature

             THE EMPIRE DISTRICT ELECTRIC COMPANY
                  7.70% Senior Notes Due 2004

     1.   Interest.

          The Empire District Electric Company (the "Company"), a Kansas corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on May 15 and November 15 of each year commencing May 15, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 19, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.   Method of Payment.

          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

     3.   Securities Agents.

          Initially, Norwest Bank Minnesota, National
          Association, Attention: Corporate Trust Department, will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

     4.   Indenture.

          The Company issued $100,000,000 principal amount of the securities of this series (the "Securities") under an Indenture dated as of September 10, 1999 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the Trust Indenture Act of 1939 for a statement of such terms.

     5.   Optional Redemption.

          The Company may at its option redeem all or part of the Securities on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of Securities whose Securities are to be redeemed. The redemption price shall equal the greater of:

               (i)  100% of the principal amount of the
          Securities to be redeemed; or

               (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 15 basis points plus accrued and unpaid interest thereon to the date of redemption.

     6.   Notice of Redemption.

          Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at such holder's registered address.

          A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption"), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred on or before such date or have been waived by the Company.

     7.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities is to be redeemed.

     8.   Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

     9.   Amendments and Waivers.

          Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of a majority in principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

     10.  Restrictive Covenants.

          The Securities are unsecured general obligations of the Company limited to $100,000,000 principal amount.
          The Indenture does not limit other unsecured debt.

     11.  Successors.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

     12.  Defeasance Prior to Redemption or Maturity.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

     13.  Defaults and Remedies.

          An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     14.  Trustee Dealings with Company.

          Norwest Bank Minnesota, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     15.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     16.  Authentication.

          This Security shall not be valid until authenticated by a manual signature of the Registrar.

     17.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act) and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security
in larger type.  Requests may be made to:   Secretary, The
Empire District Electric Company, 602 Joplin Street, Joplin,
Missouri  64801.

                                                      EXHIBIT 2


                  7.70% Senior Notes due 2004

                      Supplemental Terms

          In addition to the terms set forth in Exhibit 1 to Securities Resolution No. 1, the 7.70% Senior Notes due 2004
(the "7.70 Notes") shall have the following terms:

          Section 1. Definitions. Capitalized terms used and not defined herein shall have the meaning given such terms in the Indenture. The following are additional definitions applicable to the 7.70% Notes:

     "Comparable Treasury Issue" means the United States Treasury security selected by Salomon Smith Barney Inc. or its affiliates as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt of comparable maturity to the remaining term of the notes.

     "Comparable Treasury Price" means the average of three
     Reference Treasury Dealer Quotations obtained by the trustee for the redemption date.

     "Depositary" means, with respect to the 7.70% Notes issued as a global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities Exchange Act of 1934 or other applicable statute or regulation.

     "Reference Treasury Dealers" means Salomon Smith Barney Inc. and its successors, so long as it or any of its successors continues to be a primary U.S. Government securities dealer, and any two other primary U.S. Government securities dealers chosen by the Company. If Salomon Smith Barney Inc. or any of its successors ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

     "Reference Treasury Dealer Quotation" means the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the redemption date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due if the notes selected for redemption were not redeemed. However, if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on these notes will be reduced by the amount of interest accrued on these notes to the redemption date.

     "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

          Section 2.     Securities Issuable as Global Securities.

          (a) The 7.70% Notes shall be issued in the form of one or more permanent global Securities and shall, except as otherwise provided in this Section 2, be registered only in the name of the Depositary or its nominee. Each global Security shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          (b) If at any time (i) the Depositary with respect to the 7.70% Notes notifies the Company that it is unwilling or unable to continue as Depositary for such global Security or (ii) the Depositary for the 7.70% Notes shall no longer be eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such global
Security. If a successor Depositary for such global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Transfer Agent shall register the exchange of such global Security for an equal principal amount of Registered Securities in the manner provided in Section 2.07 of the Indenture.

          (c) The Transfer Agent shall register the transfer or exchange of a global Security for Registered Securities pursuant to
Section 2.07 of the Indenture if (i) a Default or Event of Default shall have occurred and be continuing with respect to the 7.70% Notes or (ii) the Company determines that the 7.70%
Notes shall no longer be represented by global Securities.

          (d) In any exchange provided for in the preceding paragraphs (b) or (c), the Company will execute and the Registrar will authenticate and deliver Registered Securities. Registered Securities issued in exchange for a global Security shall be in such names and denominations as the Depositary for such global Security shall instruct the Registrar. The Registrar shall deliver such Registered Securities to the persons in whose names such Securities are so registered.

          Section 3. Optional Redemption. The Company may at its option redeem all or part of the Securities on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of Securities whose Securities are to be redeemed. The redemption price shall equal the greater of:

          (a) 100% of the principal amount of the Securities to be redeemed; or

          (b) the sum of the present values of the Remaining Scheduled Payments discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 15 basis points;

plus accrued and unpaid interest thereon to the date of redemption.

          On and after the redemption date, interest shall cease to accrue on the Securities or any portion thereof called for redemption. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on such date. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities, or portions thereof, to be redeemed by a method considered by the Trustee to be fair and appropriate.

                                                EXHIBIT (4) (s)





                  SECURITIES RESOLUTION NO. 2
                              OF
             THE EMPIRE DISTRICT ELECTRIC COMPANY


          I, Janet S. Watson, Secretary-Treasurer of The Empire

District Electric Company (the "Company"), do hereby certify that the attached is a true and correct copy of Securities

Resolution No. 2 duly adopted by the President and Vice

President - Finance of the Company pursuant to authorization delegated to them by the Board of Directors of the Company at a meeting called and held on February 1, 2001; and I do further certify that said resolution has not been rescinded and remains in full force and effect.



          IN WITNESS WHEREOF, I have hereunto set my hand and

affixed the corporate seal of THE EMPIRE DISTRICT ELECTRIC

COMPANY this 22nd day of February, 2001.





                              By: /s/ Janet S. Watson
                                  Name:  Janet S. Watson
                                  Title:  Secretary-Treasurer


[CORPORATE SEAL]

          8 1/2% Junior Subordinated Debentures due 2031

                  SECURITIES RESOLUTION NO. 2
                              OF
             THE EMPIRE DISTRICT ELECTRIC COMPANY


          The actions described below are taken by the

President and Vice President - Finance of THE EMPIRE DISTRICT

ELECTRIC COMPANY (the "Company"), pursuant to Board (as such term is defined in the Indenture referred to below) delegation,

in accordance with resolutions adopted by the Board of the

Company on February 1, 2001, and Section 2.01 of the Indenture

dated September 10, 1999 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association, as

Trustee.  Capitalized terms used herein and not defined have the same meaning given such terms in the Indenture.



          RESOLVED, that a new series of Securities is authorized as follows:

          1. The title of the series is 8 1/2% Junior Subordinated Debentures due 2031 (the "Debentures").

          2. The form of the Debentures shall be substantially in form of Exhibit 1 hereto.

          3.   The Debentures shall have the terms set forth in Exhibit
               1.

          4. The Debentures shall have such other terms as are set forth in Exhibit 2 hereto.

          5. The Debentures shall be sold to Empire District Electric Trust I at a price equal to 100% of the principal amount thereof.

          This Securities Resolution shall be effective as of February 22, 2001.


                              /s/ Myron W. McKinney
                              Name:  Myron W. McKinney
                              Title: President and Chief Executive Officer


                              /s/ Robert B. Fancher
                              Name:  Robert B. Fancher
                              Title: Vice President - Finance

                                                      EXHIBIT 1

No.                                      $[                 ]

             THE EMPIRE DISTRICT ELECTRIC COMPANY
          8 1/2% Junior Subordinated Debentures due 2031

THE EMPIRE DISTRICT ELECTRIC COMPANY

promises to pay to Wells Fargo Bank Minnesota, National

Association in its capacity as Property Trustee under the

Amended and Restated Trust Agreement dated as of March 1, 2001,

or registered assigns



the principal sum of [

] on March 1, 2031



Interest Payment Dates:  March 1, June 1, September 1 and December 1
                Record Dates:  February 15, May 15, August 15 and November 15

                                   Dated:  March 1, 2001

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Transfer Agent and Paying Agent

                              THE EMPIRE DISTRICT ELECTRIC COMPANY

                              By:
                                   [Title of Authorized
                              Officer]


                              By:
                                   [Title of the Authorized
                              Officer]

                            (SEAL)

Authenticated:
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Registrar

By:  _____________________________
     Authorized Signature

             THE EMPIRE DISTRICT ELECTRIC COMPANY
          8 1/2% Junior Subordinated Debentures due 2031

1.   Interest.



          The Empire District Electric Company (the "Company"), a Kansas corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on March 1, June 1, September 1 and December 1 of each year commencing June 1, 2001, except as otherwise provided for in the Securities Resolution No. 2 dated as of February 22, 2001 authorizing the creation of the Securities (the "Securities Resolution"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 1, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.



          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture or the Securities Resolution. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

3.   Securities Agents.



          Initially, Wells Fargo Bank Minnesota, National Association, Attention: Corporate Trust Department, will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

4.   Indenture; Subordination.



          The Company issued $51,550,000 principal amount of the securities of this series (the "Securities") under an Indenture dated as of September 10, 1999 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the Trust Indenture Act of 1939 for a statement of such terms, including the provisions relating to
          (i) extension of interest payments in Article IV of
          Exhibit 2 to the Securities Resolution and
          (ii) subordination in Article VI thereof.
          Capitalized terms used herein and not defined have the same meaning given such terms in the Indenture.

5.   Optional Redemption.



          On or after March 1, 2006, the Company may redeem all the Securities at any time or some of them from time to time at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.

6.   Additional Optional Redemption.



          In addition to redemptions pursuant to the above paragraph 5, if a Special Event (as defined below) has occurred and is continuing then the Company shall have the right upon not less than 30 days' nor more than 60 days' notice to the Holders of the Securities to redeem the Securities, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of a Tax Event (as defined below), if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, Empire District Electric Trust I (the "Trust") or the holders of the securities issued by the Trust, the Company shall pursue such Ministerial Action instead of redemption, and, provided, further, that the Company shall have no right to redeem the Securities while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Amended and Restated Trust Agreement of the Trust, dated as of March 1, 2001. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

          A "Special Event" shall mean either a Tax Event or an Investment Company Event. "Tax Event" shall mean that the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate) experienced in such matters to the effect that, as a result of any (a) amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof, or (b) official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations, in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of opinion of counsel, subject to United States federal income tax with respect to interest received on the Securities, (ii) interest payable by the Company to the Trust on the Securities is not, or will not within 90 days of the date of the opinion of counsel, be deductible for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" shall mean the Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of original issuance of the Securities by the Trust, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

7.   Notice of Redemption.



          Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at such holder's registered address.

          A notice of redemption may provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice ("Conditional Redemption"), and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred on or before such date or have been waived by the Company.

8.   Denominations, Transfer, Exchange.



          The Securities are in registered form without coupons in denominations of $25 and whole multiples of $25. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities is to be redeemed.

9.   Persons Deemed Owners.



          The registered holder of a Security may be treated as its owner for all purposes.

10.  Amendments and Waivers.



          The Indenture and the Securities may be amended, and any default may be waived. Subject to certain exceptions, the Company and the Trustee may amend the Securities and the Indenture with the written consent of the holders of a majority in aggregate liquidation amount of the preferred securities of the Trust whose rights will be adversely affected by such amendment and if the principal (and premium, if any) of the Securities and all accrued and unpaid interest thereon have been paid in full. Furthermore, no amendment can be made to the provisions of the Indenture allowing holders of preferred securities of the Trust to sue directly following the Company's failure to make timely payments on the Securities as described above without the prior consent of the holder of each preferred security of the Trust then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and unpaid interest thereon have been paid in full.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

11.  Restrictive Covenants.



          The Securities are unsecured general obligations of the Company limited to $51,550,000 principal amount.
          The Indenture does not limit other unsecured debt.

12.  Successors.



          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

13.  Defeasance Prior to Redemption or Maturity.



          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

14.  Defaults and Remedies.



          An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default for 60 days in payment or satisfaction of any sinking fund obligation; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

15.  Trustee Dealings with Company.



          Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

16.  No Recourse Against Others.



          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication.



          This Security shall not be valid until authenticated by a manual signature of the Registrar.

18.  Abbreviations.



          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act) and U/T/M/A (=Uniform Transfers to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Securities Resolution, which contains the text of this Security
in larger type.  Requests may be made to:   Secretary, The
Empire District Electric Company, 602 Joplin Street, Joplin,
Missouri  64801.

                                                      EXHIBIT 2


          8 1/2% Junior Subordinated Debentures due 2031

                      Supplemental Terms

          In addition to the terms set forth in Exhibit 1 to Securities Resolution No. 2, the 8 1/2% Junior Subordinated
Debentures due 2031 (the "Debentures") shall have the following terms:

                        ARTICLE I

DEFINITIONS

  SECTION 1.1.      Definition of Terms


          Unless the context otherwise requires:



          1. (a) a term defined in the Indenture has the same meaning when used in this Securities Resolution;

          2. (b) a term defined anywhere in this Securities Resolution has the same meaning throughout;

          3.   (c)  the singular includes the plural and vice versa;

          4. (d) headings are for convenience of reference only and do not affect interpretation;

          5. (e) the following terms have the meanings given to them in the Trust Agreement: (i) Administrative Trustee; (ii)
     Business Day; (iii) Clearing Agency; (iv) Common Security; (v) Delaware Trustee; (vi) Guarantee; (vii) Preferred Security;
     (viii) Preferred Securities Certificate; (ix) Property Trustee;
     (x) Purchase Agreement; and (xi) Trust Securities; and

          6. (f) the following terms have the meanings given to them in this Section 1.1(f):

          "Additional Interest" shall have the meaning set

     forth in Section 2.5(c).



          "Change in 1940 Act Law" shall have the meaning set

     forth in Section 3.1.



          "Compounded Interest" shall have the meaning set

     forth in Section 4.1.



          "Coupon Rate" shall have the meaning set forth in

     Section 2.5(a).



          "Deferred Interest" shall have the meaning set forth

     in Section 4.1.



          "Depository" shall have the meaning set forth in

     Section 2.8.



          "Dissolution Event" means that the Trust is to be

     dissolved in accordance with the Trust Agreement, and the

     Debentures held by the Property Trustee are to be

     distributed to the holders of the Trust Securities issued

     by the Trust pro rata in accordance with the Trust

     Agreement.

          "Extended Interest Payment Period" shall have the

     meaning set forth in Section 4.1.



          "Global Debenture" shall have the meaning set forth

     in Section 2.4(a).



          "Interest Payment Date" shall have the meaning set

     forth in Section 2.5(a).



          "Investment Company Event" shall have the meaning set

     forth in Section 3.1.



          "Maturity Date" means the date on which the

     Debentures mature and on which the principal shall be due

     and payable together with all accrued and unpaid interest

     thereon including Compounded Interest and Additional

     Interest, if any.



          "Ministerial Action" shall have the meaning set forth

     in Section 3.1.



          "90 Day Period" shall have the meaning set forth in

     Section 3.1.



          "Non Book-Entry Preferred Securities" shall have the

     meaning set forth in Section 2.4(a).



          "Optional Redemption Price" shall have the meaning

     set forth in Section 3.2(a).



          "Redemption Price" shall have the meaning set forth

     in Section 3.1.



          "Senior Indebtedness" means:  (i) any indebtedness

     (A) of the Company for money borrowed and (B) evidenced by securities, debentures, bonds, notes or other similar

     instruments issued by the Company; (ii) all capital lease

     obligations of the Company; (iii) all obligations of the

     Company issued or assumed as the deferred purchase price

     of property, all conditional sale obligations of the

     Company and all obligations of such obligor under any

     title retention agreement (but excluding trade accounts

     payable arising in the ordinary course of business); (iv)

     all obligations of the Company for reimbursement on any

     letter of credit, banker's acceptance, security purchase

     facility or similar credit transaction; (v) all

     obligations of the type referred to in clauses (i) through

     (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or

     otherwise; and (vi) all obligations of the type referred

     to in clauses (i) through (v) of other Persons secured by

     any lien on any property or asset of the Company (whether

     or not such obligation is assumed by the Company), except

     for any such indebtedness that is by its terms

     subordinated to or pari passu with the Debentures, as the

     case may be. For greater certainty, "Senior Indebtedness"

     includes all indebtedness for money borrowed between or

     among the Company and its Affiliates, except for such

     indebtedness that is by its terms subordinated to or pari

     passu with the Debentures, as the case may be.  Such

     Senior Indebtedness shall continue to be Senior

     Indebtedness and be entitled to the benefits of Article VI hereof irrespective of any amendment, modification or

     waiver of any term of such Senior Indebtedness.



          "Special Event" shall have the meaning set forth in

     Section 3.1.



          "Tax Event" shall have the meaning set forth in

     Section 3.1.



          "Trust" means Empire District Electric Trust I, a

     Delaware statutory business trust.



          "Trust Agreement" means the Amended and Restated

     Trust Agreement of the Trust, dated as of March 1, 2001.

                         ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.    Designation and Principal Amount.


          There is hereby authorized a series of Securities

designated the "8 1/2% Junior Subordinated Debentures due March 1,

2031," limited in aggregate principal amount to $51,550,000, to be substantially in the form of Exhibit 1 to the Securities

Resolution, subject to changes in the form thereof made by the

Company and acceptable to the Trustee.



SECTION 2.2.       Maturity.


          The Maturity Date of the Debentures is March 1, 2031.



SECTION 2.3.       Form and Payment.


          Except as provided in Section 2.4, the Debentures

shall be issued in fully registered certificated form without interest coupons in denominations of $25 or integral multiples of $25. The place of payment for the Debentures issued in

certificated form where the transfer of such Debentures will be registrable and where such Debentures will be exchangeable for

Debentures bearing identical terms and provisions shall be the

Corporate Trust Department of the Trustee; provided, however,

that payment of interest may be made at the option of the

Company by check mailed to the Holder at such address as shall appear in the security register.  Notwithstanding the

foregoing, so long as the Holder of any Debentures is the

Property Trustee, the payment of the principal of and interest

(including Compounded Interest and Additional Interest, if any)

on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated to the

Company in writing by the Property Trustee.



SECTION 2.4.       Global Debenture.


          1.   (a)  In connection with a Dissolution Event,

                 (i)  the Debentures in certificated form

                 (other than the Debentures to be distributed to the Company as the holder of the Common Securities) may be presented to the

                 Trustee by the Property Trustee in exchange for a global

                 Debenture in an aggregate principal amount equal to the

                 aggregate principal amount of all outstanding Debentures (a

                 "Global Debenture"), to be registered in the name of the

                 Depository, or its nominee, and delivered by the Trustee to the

                 Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustee. The

                 Company upon any such presentation shall execute a Global

                 Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in

                 accordance with the Indenture and this Securities Resolution.

                 Payments on the Debentures issued as a Global Debenture will be made to the Depository; and



                 (ii) if any Preferred Securities are held in

                 non book-entry certificated form, the Debentures in

                 certificated form (other than the Debentures to be distributed to the Company as the holder of the Common Securities) may be presented to the Trustee by the Property Trustee and any

                 Preferred Security Certificate which represents Preferred

                 Securities other than Preferred Securities held by the Clearing

                 Agency or its nominee ("Non Book-Entry Preferred Securities")

                 will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such

                 Preferred Security Certificates are presented to the Security

                 Registrar for transfer or reissuance at which time such

                 Preferred Security Certificates will be canceled and a

                 Debenture, registered in the name of the holder of the

                 Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be,

                 with an aggregate principal amount equal to the aggregate

                 liquidation amount of the Preferred Security Certificate

                 canceled, will be executed by the Company and delivered to the

                 Trustee for authentication and delivery in accordance with the

                 Indenture and this Securities Resolution. On issue of such

                 Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the

                 Trustee will be deemed to have been canceled.



          2. (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          3. (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article 2 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by the Global Debenture. In such event the Company will execute, and subject to Section 2.02 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5.       Interest.


          1. (a) Each Debenture will bear interest at the rate of 8 1/2% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on June 1, 2001, to the Person in whose name such Debenture or any predecessor Debenture is registered at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or
               (ii) the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day but less than sixty Business Days before an Interest Payment Date.

          2. (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          3. (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6.     Redemption.


          The Debentures are not subject to redemption at the

option of the Holder and are subject to redemption solely at the option of the Company or otherwise as provided in

Article III hereof.



SECTION 2.7.      No Sinking Fund.


          The Debentures shall not be entitled to the benefit

of any sinking fund or analogous provision.



SECTION 2.8.       Depository.


          The Depository Trust Company (or its nominee) shall

act as the initial Depository (the "Depository") for any Global

Debenture which may be issued pursuant to this Securities

Resolution.



SECTION 2.9.       Appointment of Agents.


          The Company hereby appoints, or confirms the

appointment of, Wells Fargo Bank Minnesota, National

Association, as the initial Trustee, Registrar and Paying Agent with respect to the Debentures, subject to the provisions of the Indenture with respect to resignation, removal and

succession, and subject, further, to the right of the Company to appoint additional agents (including Paying Agents).



                         ARTICLE III

              REDEMPTION OF THE DEBENTURES

SECTION 3.1.       Special Event Redemption.


          If a Special Event (as defined below) has occurred

and is continuing then, notwithstanding Section 3.2(a) but

subject to Section 3.2(b), the Company shall have the right

upon not less than 30 days' nor more than 60 days' notice to the Holders of the Debentures to redeem the Debentures, in

whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a

redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon,

including Compounded Interest and Additional Interest, if any,

to the date of such redemption (the "Redemption Price");

provided, however, that in the case of an occurrence of a Tax

Event (as defined below), if at the time there is available to the Company the opportunity to eliminate, within the 90 Day

Period, the Tax Event by taking some ministerial action

("Ministerial Action"), such as filing a form or making an

election, or pursuing some other similar reasonable measure

which has no adverse effect on the Company, the Trust or the

Holders of the Trust Securities issued by the Trust, the

Company shall pursue such Ministerial Action in lieu of

redemption, and, provided, further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the

Trust Agreement. The Redemption Price shall be paid prior to

12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the

Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.



          A "Special Event" shall mean either a Tax Event or an

Investment Company Event. "Tax Event" shall mean that the

Company shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an

employee thereof, which must be acceptable to the Property

Trustee) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any

announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or

(b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or

regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which

interpretation or application is issued or announced on or

after the date of original issuance of Preferred Securities,

there is more than an insubstantial risk that (i) the Trust is,

or will be within 90 days of the date of the opinion of

counsel, subject to United States federal income tax with

respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Debentures is not,

or will not be within 90 days of the date of the opinion of

counsel, deductible for United States federal income tax

purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other

governmental charges. "Investment Company Event" shall mean the occurrence of a change in law or regulation or a change in

interpretation or application of law or regulation by any

legislative body, court, governmental agency or regulatory

authority (a "Change in 1940 Act Law") to the effect that the

Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of

1940, as amended, which Change in 1940 Act Law becomes

effective on or after the date of original issuance of the

Preferred Securities.



SECTION 3.2.       Optional Redemption by Company


          1. (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article 3 of the Indenture, except as otherwise may be specified in this Securities Resolution, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after March 1, 2006, upon not less than 30 days' nor more than 60 days' notice to the Holders of the Debentures at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price").

          If the Debentures are only partially redeemed

pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the

Trustee; provided, that if at the time of redemption the

Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its procedures, the

principal amount of such Debentures held by each Debenture

Holder to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines,

provided that the Company shall deposit with the Trustee an

amount sufficient to pay the Optional Redemption Price by 10:00

a.m., New York time, on the date such Optional Redemption Price is to be paid.

          2. (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

                         ARTICLE IV

            EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.       Extension of Interest Payment Period.


          The Company shall have the right, at any time and

from time to time during the term of the Debentures, so long as no Event of Default with respect to the Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest

Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended

Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the

interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period

("Compounded Interest"). At the end of the Extended Interest

Payment Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and

Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the

Debentures are registered in the security register on the first record date after the end of the Extended Interest Payment

Period. Before the termination of any Extended Interest Payment

Period, the Company may further extend such period, provided that such period together with all such further extensions

thereof shall not exceed 20 consecutive quarters or extend

beyond the Maturity Date. Upon the termination of any Extended

Interest Payment Period and upon the payment of all Deferred

Interest then due, the Company may commence a new Extended

Interest Payment Period, subject to the foregoing requirements.

No interest shall be due and payable during an Extended

Interest Payment Period, except (i) at the end thereof and (ii)

upon a redemption of the Debentures during an Extended Interest

Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest

Payment Period.



SECTION 4.2.       Notice of Extension.


               (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

               (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

               (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3.        Limitation of Transactions.


          If (i) the Company shall exercise its right to defer

payment of interest as provided in Section 4.1, (ii) there

shall have occurred any Event of Default, as defined in the

Indenture, or (iii) the Company shall be in default with

respect to its payment obligations under the Guarantee, then

(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its

capital stock (other than (i) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (ii) any payment of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the

redemption or repurchase of any such rights pursuant thereto,

(iii) purchases of its common stock related to the issuance of such stock under any of the Company's benefit plans for its

directors, officers or employees, (iv) obligations under any dividend reinvestment plan or stock purchase plan of the

Company, (v) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange

provisions of such capital stock or security being converted or exchanged or (vi) dividends or distributions in its common

stock) or make any guarantee payment with respect thereto, (b)

the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to any of the payment

obligations referred to in (b) above (other than pursuant to the Guarantee and any similar guarantee issued by the Company on behalf of holders of preferred securities issued by an

issuer holding Securities issued under the Indenture).



                         ARTICLE V

                         EXPENSES

SECTION 5.1.       Payment of Expenses.


          In connection with the offering, sale and issuance of

the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:



           (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Indenture;

           (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

          (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.       Payment Upon Resignation or Removal.


          Upon termination of this Securities Resolution or the

Indenture or the removal or resignation of the Trustee pursuant to Section 7.07 of the Indenture, the Company shall pay to the

Trustee all amounts accrued to the date of such termination,

removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the

Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware

Trustee or the Property Trustee, as the case may be, all

amounts accrued to the date of such termination, removal or

resignation.



                         ARTICLE VI

                        SUBORDINATION

SECTION 6.1.       Subordination.


          The Company resolves, and each Holder of Debentures

issued hereunder by such Holder's acceptance thereof covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article VI; and each Holder of a Debenture,

whether upon original issue or upon transfer or assignment

thereof, accepts and agrees to be bound by such provisions.



          The payment by the Company of the principal of,

premium, if any, and interest on all Debentures issued

hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Securities Resolution or

thereafter incurred.



          This Article shall constitute a continuing offer to

all Persons who, in reliance upon such provisions, become

holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior

Indebtedness and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.



          No provision of this Article VI shall prevent the

occurrence of any Default or Event of Default with respect to the Debentures.



SECTION 6.2.       Default on Senior Indebtedness.


          In the event and during the continuation of any

default by the Company in the payment of principal, premium,

interest or any other amount due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company to the Holders of the

Debentures with respect to the principal (including redemption and sinking fund payments) of, premium, if any, interest on, or any other amount owing in respect of, the Debentures.



          In the event that, notwithstanding the foregoing, any

payment shall be received by the Trustee or any Holder of the

Debentures when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective

representatives, or to the trustee or trustees under any

indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness

(or their representative or representatives or a trustee)

notify the Trustee within 90 days of such payment of the

amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.



SECTION 6.3.       Liquidation; Dissolution; Bankruptcy.


          Upon any payment by the Company, or distribution of

assets of the Company of any kind or character, whether in

cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company,

whether voluntary or involuntary or in bankruptcy, insolvency,

receivership or other proceedings, all amounts due upon all

Senior Indebtedness shall first be paid in full, or payment

thereof provided for in money in accordance with its terms,

before any payment or distribution is made by the Company to the Holders of the Debentures on account of the principal of,

premium, if any, interest on, or any other amount owing in

respect of, the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the

Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, which the Holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this

Article VI, shall be paid by the Company or by any receiver,

trustee in bankruptcy, liquidating trustee, agent or other

Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if

received by them or it, directly to the holders of Senior

Indebtedness (pro rata to such holders on the basis of the

respective amounts of Senior Indebtedness held by such holders,

as calculated by the Company) or their representative or

representatives, or to the trustee or trustees under any

indenture pursuant to which any instruments evidencing such

Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such

Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debentures or to the

Trustee.



          In the event that, notwithstanding the foregoing, any

payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the

Holders of the Debentures before all Senior Indebtedness is

paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or

trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the

Company, for application to the payment of all Senior

Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or

distribution to or for the benefit of the holders of such

Senior Indebtedness.



          For purposes of this Article VI, the words "cash,

property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or

securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of

which is subordinated at least to the extent provided in this

Article VI with respect to the Debentures to the payment of all

Senior Indebtedness that may at the time be outstanding,

provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such

reorganization or readjustment, and (ii) the rights of the

holders of such Senior Indebtedness are not, without the

consent of such holders, altered by such reorganization or

readjustment.  The consolidation of the Company with, or the merger of the Company into, another corporation or the

liquidation or dissolution of the Company following the

conveyance or transfer of its property as an entirety, or

substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.3 if such

other corporation shall, as a part of such consolidation,

merger, conveyance or transfer, comply with the conditions

stated in Article 5 of the Indenture.  Nothing in Section 6.2

hereof or in this Section 6.3 shall apply to claims of, or

payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.



SECTION 6.4.       Subrogation.


          Subject to the payment in full of all Senior

Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior

Indebtedness to receive payments or distributions of cash,

property or securities of the Company applicable to such Senior

Indebtedness until the principal of, premium, if any, and

interest on, and all other amounts owing in respect of, the

Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of

such Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be

entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior

Indebtedness, and the Holders of the Debentures be deemed to be a payment by the Company to or on account of such Senior

Indebtedness.  It is understood that the provisions of this

Article VI are and are intended solely for the purposes of

defining the relative rights of the Holders of the Debentures,

on the one hand, and the holders of Senior Indebtedness on the other hand.



          Nothing contained in this Article VI or elsewhere in

this Securities Resolution or the Indenture or in the

Debentures is intended to or shall impair, as between the

Company, its creditors other than the holders of Senior

Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on and all other amounts owing in respect of the Debentures as and when the same shall become due and

payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the

Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from

exercising all remedies otherwise permitted by applicable law upon default under the Indenture, as amended and supplemented by this Securities Resolution, subject to the rights, if any,

under this Article VI of the holders of such Senior

Indebtedness in respect of cash, property or securities of the

Company received upon the exercise of any such remedy.



          Upon any payment or distribution of assets of the

Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the

Holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or

reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the

purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable

thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.



SECTION 6.5.       Trustee to Effectuate Subordination.


          Each Holder of a Debenture by such Holder's

acceptance thereof authorizes and directs the Trustee on such

Holder's behalf to take such action as may be necessary or

appropriate to effectuate the subordination provided in this

Article VI and appoints the Trustee as such Holder's attorney-

in-fact for any and all such purposes.

SECTION 6.6.       Notice by the Company.


          The Company shall give prompt written notice to a

Trust Officer of any fact known to the Company that would

prohibit the making of any payment of monies to or by the

Trustee in respect of the Debentures pursuant to the provisions of this Article VI.  Notwithstanding the provisions of this

Article VI or any other provision of the Indenture and this

Securities Resolution, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI unless and until a Trust Officer shall have received written notice thereof from the Company or a holder or holders of

Senior Indebtedness or from any representative or trustee

therefor; and before the receipt of any such written notice,

the Trustee, subject to the provisions of Section 7.01 of the

Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose

(including, without limitation, the payment of the principal of

(or premium, if any) or interest on any Debenture) then,

anything herein contained to the contrary notwithstanding, the

Trustee shall have full power and authority to receive such

money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the

contrary that may be received by it within two Business Days prior to such date.



          The Trustee, subject to the provisions of Section

7.01 of the Indenture, shall be entitled to rely on the

delivery to it of a written notice by a Person representing

himself to be a holder of Senior Indebtedness (or a

representative or trustee on behalf of such holder) to

establish that such notice has been given by a holder of such

Senior Indebtedness or a representative or trustee on behalf of any such holder or holders.  In the event that the Trustee

determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior

Indebtedness to participate in any payment or distribution

pursuant to this Article VI, the Trustee may request such

Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI,

and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.



SECTION 6.7.       Rights of the Trustee; Holders of Senior Indebtedness.


          The Trustee in its individual capacity shall be

entitled to all the rights set forth in this Article VI in

respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture or this Securities Resolution shall deprive the Trustee of any of its rights as such holder.



          With respect to the holders of Senior Indebtedness,

the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be

read into the Indenture or this Securities Resolution against the Trustee.  The Trustee shall not be deemed to owe any

fiduciary duty to the holders of Senior Indebtedness and,

subject to the provisions of Section 7.01 of the Indenture, the

Trustee shall not be liable to any holder of Senior

Indebtedness if it shall pay over or deliver to Holders of

Debentures, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article VI or otherwise.



SECTION 6.8.       Subordination May Not Be Impaired.


          No right of any present or future holder of any

Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture or this Securities Resolution,

regardless of any knowledge thereof that any such holder may have or otherwise be charged with.



          Without in any way limiting the generality of the

foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or

notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or

supplement in any manner such Senior Indebtedness or any

instrument evidencing the same or any agreement under which

such Senior Indebtedness is outstanding; (ii) sell, exchange,

release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such

Senior Indebtedness; and (iv) exercise or refrain from

exercising any rights against the Company and any other Person.



                       ARTICLE VII

               COVENANT TO LIST ON EXCHANGE

SECTION 7.1.       Listing on an Exchange.


          If the Debentures are to be distributed to the

holders of Preferred Securities as described in Section 2.4(a),

the Company will, if the Debentures are not already so listed,

use its best efforts to list such Debentures on the New York

Stock Exchange or on such other exchange as the Preferred

Securities are then listed.